Exhibit 99

Investor Relations Contact

Shane O’Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER OF FISCAL 2023

Wilmington, MA – June 28, 2023 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its third quarter ended May 27, 2023 as compared to the corresponding period in the prior fiscal year:

Q3 2023 Financial Highlights

•
Consolidated revenues increased 12.7% to $576.7 million.
•
Operating income was $33.4 million, a decrease of 0.9%.
•
The quarterly tax rate increased to 27.2% compared to 25.4% in the prior year.
•
Net income decreased to $24.3 million from $25.1 million in the prior year, or 3.2%.
•
Diluted earnings per share decreased to $1.29 from $1.33 in the prior year, or 3.0%.
•
EBITDA increased to $64.0 million compared to $60.3 million in the prior year, or 6.1%.

The Company's financial results for the third quarter of fiscal 2023 and 2022 included approximately $8.4 million and $11.4 million, respectively, of costs directly attributable to its CRM, ERP and branding initiatives (the "Key Initiatives"). In addition, the Company incurred costs related to the acquisition of Clean Uniform during the third quarter of fiscal 2023 of approximately $0.7 million. The effect of these items on the third quarter of fiscal 2023 and 2022 combined to decrease:

•
Operating income and EBITDA by $9.1 million and $11.4 million, respectively.
•
Net income by $6.8 million and $8.4 million, respectively.
•
EPS by $0.37 and $0.44, respectively.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “We are pleased with our strong top line performance in the quarter, but continue to be focused as a Company on mitigating the cost pressures impacting our operations. The early days of our recently closed acquisition of Clean Uniform have been very constructive with initial efforts being focused primarily on retaining Clean’s most important assets — its people and its customers. We continue to be excited about the strength and quality of the Clean business and what we continue to believe the combined companies will be able to achieve in the markets we serve together. As always, I want to thank our over 14,000 Team Partners who continue to Always Deliver for each other and our customers as we strive towards our vision of being universally recognized as the best service provider in the industry.”

Segment Reporting Highlights

Core Laundry Operations

•
Revenues for the quarter increased 11.5% to $501.7 million.
•
Organic growth, which excludes the effect of acquisitions and fluctuations in the Canadian dollar, was 7.8%.
•
Operating margin decreased to 4.2% from 5.9%.
•
Core Laundry Operations' EBITDA margin decreased to 9.9% from 11.4%.

The costs incurred related to the Key Initiatives and Clean Uniform acquisition, discussed above, were recorded to the Core Laundry Operations' segment, and decreased the Core Laundry Operations' operating and EBITDA margin for the third quarters of fiscal 2023 and 2022 by 1.8% and 2.5%, respectively.

The segment's operating and EBITDA margin were also impacted by approximately $5.3 million of additional expense compared to prior year related to high healthcare claims and costs incurred related to a legal matter as well as higher merchandise and other operating costs as a percentage of revenues which are being impacted by the inflationary environment. These increases were partially offset by lower energy costs during the quarter compared to prior year. The preliminary purchase accounting for the recent Clean Uniform acquisition further impacted the segment’s operating margin, most notably in the form of elevated non-cash intangibles amortization.

Specialty Garments

•
Revenues for the quarter were $49.4 million, an increase of 19.9%, which was driven by growth in the segment's cleanroom and North American nuclear operations.
•
Operating margin increased to 25.2% from 17.4% a year ago, primarily the result of the strong top line performance.
•
Specialty Garments' EBITDA margin increased to 27.1% from 19.9%.
•
Specialty Garments consists of nuclear decontamination and cleanroom operations, and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•
Cash and cash equivalents and Short-term investments totaled $69.3 million as of May 27, 2023.
•
The Company had no long-term debt outstanding as of May 27, 2023.
•
The Company did not repurchase any shares of common stock in the third quarter of fiscal 2023. As of May 27, 2023, the Company had $63.6 million remaining under its current stock repurchase program.
•
Weighted average shares outstanding – Diluted for the third quarter of fiscal 2023 and fiscal 2022 were 18.7 million and 18.9 million, respectively.

Financial Outlook

The Company now expects its revenues for fiscal 2023 to be between $2.220 billion and $2.230 billion, primarily as a result of the strong top-line performance in the Specialty Garments' business. We continue to expect diluted earnings per share to be between $5.02 and $5.37, which currently reflects:

•
Core Laundry Operations’ operating and EBITDA margin at the midpoint of the range of 4.7% and 10.5%, respectively.
•
The impact of strong profitability in the Specialty Garments’ business in the current quarter, as well as improved expectations for the remainder of the year.
•
An estimate of $37.0 million of costs directly attributable to our Key Initiatives as well as $3.0 million of Clean acquisition-related expenses, which combined to decrease the Core Laundry Operations' operating and EBITDA margin assumptions by 2.1% and EPS by $1.60.
•
An effective tax rate of 25.75%.
•
No impact from any future share buybacks or unexpected significantly adverse economic developments.

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, facility service products, as well as first aid and safety supplies and services. Together with its subsidiaries, the Company also manages specialized garment programs for the cleanroom and nuclear industries. In addition to partnering with leading brands, UniFirst manufactures its own branded workwear, protective clothing, and floorcare products at its five Company-owned ISO-9001-certified manufacturing facilities. With more than 270 service locations, over 300,000 customer locations, and 14,000-plus employee Team Partners, the Company outfits more than 2 million workers every day. For more information, contact UniFirst at 888.296.2740 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company’s current views with respect to future events and financial performance, including projected revenues, operating margin and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “guidance,” “outlook,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” “design,” “assumption,” “vision” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by an economic recession or other adverse economic conditions, including, without limitation, as a result of continued high inflation rates or further increases in inflation or interest rates or extraordinary events or circumstances such as geopolitical conflicts like the conflict between Russia and Ukraine or the COVID-19 pandemic, and their impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate acquisitions and successfully integrate acquired businesses, including Clean Uniform, and the performance of such businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the COVID-19 pandemic or the conflict between Russia and Ukraine, any loss of key management or other personnel, increased costs as a result of any changes in federal, state, international or other laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding, or adverse impacts from continued high price levels of natural gas, electricity, fuel and labor or increases in such costs, the negative effect on our business from sharply depressed oil and natural gas prices, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, the continuing increase in domestic healthcare costs, increased workers’ compensation claim costs, increased healthcare claim costs, including as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political or other instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in or additional Securities and Exchange Commission, New York Stock Exchange and accounting or other rules, including, without limitation, recent rules proposed by the Securities and Exchange Commission regarding climate-related and cybersecurity-related disclosures, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, general economic conditions, our ability to successfully implement our business strategies and processes, including our capital allocation strategies, our ability to successfully remediate the material weakness in internal control over financial reporting disclosed in our Annual Report on Form 10-K for the year ended August 27, 2022 and the other factors described under Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 27, 2022, Part II, Item 1A. “Risk Factors” and elsewhere in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
(In thousands, except per share data)	May 27, 2023	May 28, 2022	May 27, 2023	May 28, 2022
Revenues	$576,668	$511,548	$1,661,157	$1,484,408

Operating expenses:
Cost of revenues (1)	379,419	334,633	1,103,287	969,579
Selling and administrative expenses (1)	132,677	116,191	372,230	332,985
Depreciation and amortization	31,175	27,027	88,115	80,744
Total operating expenses	543,271	477,851	1,563,632	1,383,308

Operating income	33,397	33,697	97,525	101,100

Other (income) expense:
Interest income, net	(553)	(340)	(6,353)	(1,739)
Other expense, net	621	431	1,526	1,761
Total other expense (income), net	68	91	(4,827)	22

Income before income taxes	33,329	33,606	102,352	101,078
Provision for income taxes	9,053	8,539	26,309	23,855

Net income	$24,276	$25,067	$76,043	$77,223

Income per share – Basic:
Common Stock	$1.35	$1.39	$4.23	$4.26
Class B Common Stock	$1.08	$1.11	$3.39	$3.41

Income per share – Diluted:
Common Stock	$1.29	$1.33	$4.06	$4.07

Income allocated to – Basic:
Common Stock	$20,394	$21,037	$63,882	$64,835
Class B Common Stock	$3,882	$4,030	$12,161	$12,388

Income allocated to – Diluted:
Common Stock	$24,276	$25,067	$76,043	$77,223

Weighted average shares outstanding – Basic:
Common Stock	15,087	15,170	15,084	15,211
Class B Common Stock	3,590	3,632	3,590	3,632

Weighted average shares outstanding – Diluted:
Common Stock	18,748	18,875	18,751	18,958

(1)
Exclusive of depreciation on the Company’s property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	May 27, 2023	August 27, 2022
Assets
Current assets:
Cash and cash equivalents	$59,303	$376,399
Short-term investments	10,012	—
Receivables, net	279,485	249,198
Inventories	150,253	151,459
Rental merchandise in service	246,998	219,392
Prepaid taxes	17,700	25,523
Prepaid expenses and other current assets	49,254	41,921

Total current assets	813,005	1,063,892

Property, plant and equipment, net	739,607	665,119
Goodwill	648,404	457,259
Customer contracts and other intangible assets, net	151,329	84,973
Deferred income taxes	528	498
Operating lease right-of-use assets, net	62,744	50,050
Other assets	109,886	106,181

Total assets	$2,525,503	$2,427,972

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$89,496	$82,131
Accrued liabilities	150,921	146,808
Accrued taxes	—	1,204
Operating lease liabilities, current	18,515	13,602

Total current liabilities	258,932	243,745

Long-term liabilities:
Accrued liabilities	124,434	123,979
Accrued and deferred income taxes	119,398	106,307
Operating lease liabilities	45,888	38,070

Total liabilities	548,652	512,101

Shareholders’ equity:
Common Stock	1,510	1,508
Class B Common Stock	359	359
Capital surplus	97,154	93,131
Retained earnings	1,904,490	1,845,163
Accumulated other comprehensive loss	(26,662)	(24,290)

Total shareholders’ equity	1,976,851	1,915,871

Total liabilities and shareholders’ equity	$2,525,503	$2,427,972

Detail of Operating Results

(Unaudited)

	Thirteen weeks ended May 27, 2023				Thirteen weeks ended May 28, 2022
	Core Laundry	Specialty	First		Core Laundry	Specialty	First
	Operations	Garments	Aid	Total	Operations	Garments	Aid	Total
Revenues	$501,719	$49,407	$25,542	$576,668	$450,039	$41,198	$20,311	$511,548
Revenue Growth %	11.5%	19.9%	25.8%	12.7%

Operating Income (Loss) (1), (2)	$20,995	$12,455	$(53)	$33,397	$26,431	$7,161	$105	$33,697
Operating Margin	4.2%	25.2%	-0.2%	5.8%	5.9%	17.4%	0.5%	6.6%

EBITDA (1), (2)	$49,812	$13,400	$739	$63,951	$51,292	$8,198	$802	$60,292
EBITDA Margin	9.9%	27.1%	2.9%	11.1%	11.4%	19.9%	3.9%	11.8%

(1)
The Company’s financial results for the third quarter of fiscal 2023 and 2022 included approximately $8.4 million and $11.4 million, respectively, of costs directly attributable to its Key Initiatives. In addition, the Company incurred costs related to the acquisition of Clean Uniform during the third quarter of fiscal 2023 of approximately $0.7 million. These costs were recorded to the Core Laundry Operations segment.
(2)
The Key Initiative and acquisition-related costs resulted in a decrease in Core Laundry Operations' operating and EBITDA margin for the third quarter of fiscal 2023 and 2022 of 1.8% and 2.5%, respectively.

	Thirty-nine weeks ended May 27, 2023				Thirty-nine weeks ended May 28, 2022
	Core Laundry	Specialty	First		Core Laundry	Specialty	First
	Operations	Garments	Aid	Total	Operations	Garments	Aid	Total
Revenues	$1,456,167	$135,613	$69,377	$1,661,157	$1,311,941	$116,220	$56,247	$1,484,408
Revenue Growth %	11.0%	16.7%	23.3%	11.9%

Operating Income (Loss) (3), (4)	$68,468	$30,683	$(1,626)	$97,525	$81,683	$19,640	$(223)	$101,100
Operating Margin	4.7%	22.6%	-2.3%	5.9%	6.2%	16.9%	-0.4%	6.8%

EBITDA (3), (4)	$149,754	$33,668	$692	$184,114	$155,714	$22,738	$1,631	$180,083
EBITDA Margin	10.3%	24.8%	1.0%	11.1%	11.9%	19.6%	2.9%	12.1%

(3)
The Company's financial results for the first nine months of fiscal 2023 and 2022 included approximately $27.5 million and $24.1 million, respectively, of costs directly attributable to its Key Initiatives. In addition, the Company incurred costs related to the acquisition of Clean Uniform during the first nine months of fiscal 2023 of approximately $2.7 million. These costs were recorded to the Core Laundry Operations segment.
(4)
The Key Initiative and acquisition-related costs resulted in a decrease in Core Laundry Operations' operating and EBITDA margin for the first nine months of fiscal 2023 and 2022 of 2.1% and 1.8%, respectively.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Thirty-nine weeks ended May 27, 2023	Thirty-nine weeks ended May 28, 2022
Cash flows from operating activities:
Net income	$76,043	$77,223
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	88,115	80,744
Share-based compensation	6,874	7,114
Accretion on environmental contingencies	777	447
Accretion on asset retirement obligations	690	732
Deferred income taxes	11,709	1,823
Other	16	20
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(22,148)	(31,998)
Inventories	2,110	(8,258)
Rental merchandise in service	(19,544)	(25,788)
Prepaid expenses and other current assets and Other assets	67	3,603
Accounts payable	3,492	850
Accrued liabilities	(13,152)	(21,172)
Prepaid and accrued income taxes	7,758	3,498
Net cash provided by operating activities	142,807	88,838

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(306,192)	(42,680)
Capital expenditures, including capitalization of software costs	(124,067)	(97,259)
Purchases of investments	(117,012)	—
Maturities of investments	107,000	—
Proceeds from sale of assets	517	133
Net cash used in investing activities	(439,754)	(139,806)

Cash flows from financing activities:
Payment of deferred financing costs	(851)	(5)
Borrowings under line of credit	80,000	—
Repayments under line of credit	(80,000)	—
Proceeds from exercise of share-based awards	3	3
Taxes withheld and paid related to net share settlement of equity awards	(2,850)	(3,898)
Repurchase of Common Stock	—	(30,453)
Payment of cash dividends	(16,527)	(15,407)
Net cash used in financing activities	(20,225)	(49,760)

Effect of exchange rate changes	76	(1,545)

Net decrease in cash and cash equivalents	(317,096)	(102,273)
Cash and cash equivalents at beginning of period	376,399	512,868
Cash and cash equivalents at end of period	$59,303	$410,595

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement the Company’s consolidated financial results in this press release, the Company also presents EBITDA and EBITDA margin, which are non-GAAP financial measures. The Company defines EBITDA as net income before interest, income taxes, depreciation and amortization. EBITDA margin is defined as EBITDA for a period divided by revenue for the same period.

The Company believes these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company and its segments to both management and investors. These non-GAAP financial measures exclude certain items that may impact the comparability of the Company’s results. In addition, by excluding certain items, these non-GAAP financial measures enable management and investors to further evaluate the underlying operating performance of the Company.

Supplemental reconciliations of the Company’s consolidated net income on a GAAP basis to EBITDA and net income margin on a GAAP basis to EBITDA margin are presented in the following table. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which are provided below. EBITDA and EBITDA margin should be considered in addition to, and not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

The Company does not allocate its provision for income taxes to its business segments and as a result, presents it in a separate column in the following tables:

	Thirteen weeks ended May 27, 2023
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$501,719	$49,407	$25,542	$—	$576,668

Net income	$20,927	$12,455	$(53)	$(9,053)	$24,276
Provision for income taxes	—	—	—	9,053	9,053
Interest income, net	(553)	—	—	—	(553)
Depreciation and amortization	29,438	945	792	—	31,175
EBITDA	$49,812	$13,400	$739	$—	$63,951
EBITDA Margin	9.9%	27.1%	2.9%		11.1%

	Thirteen weeks ended May 28, 2022
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$450,039	$41,198	$20,311	$—	$511,548

Net income	$26,339	$7,161	$106	$(8,539)	$25,067
Provision for income taxes	—	—	—	8,539	8,539
Interest income, net	(340)	—	—	—	(340)
Depreciation and amortization	25,293	1,037	697	—	27,027
EBITDA	$51,292	$8,198	$802	$—	$60,292
EBITDA Margin	11.4%	19.9%	3.9%		11.8%

	Thirty-nine weeks ended May 27, 2023
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$1,456,167	$135,613	$69,377	$—	$1,661,157

Net income	$73,295	$30,683	$(1,626)	$(26,309)	$76,043
Provision for income taxes	—	—	—	26,309	26,309
Interest income, net	(6,353)	—	—	—	(6,353)
Depreciation and amortization	82,812	2,985	2,318	—	88,115
EBITDA	$149,754	$33,668	$692	$—	$184,114
EBITDA Margin	10.3%	24.8%	1.0%		11.1%

	Thirty-nine weeks ended May 28, 2022
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$1,311,941	$116,220	$56,247	$—	$1,484,408

Net income	$81,661	$19,640	$(223)	$(23,855)	$77,223
Provision for income taxes	—	—	—	23,855	23,855
Interest income, net	(1,739)	—	—	—	(1,739)
Depreciation and amortization	75,792	3,098	1,854	—	80,744
EBITDA	$155,714	$22,738	$1,631	$—	$180,083
EBITDA Margin	11.9%	19.6%	2.9%		12.1%